Exhibit 23.1

                             T. JACKSON McDANIEL III
                           Certified Public Accountant
                               1439 McLendon Drive
                                     Suite C
                                Decatur, GA 30033
                                 (770) 491-0609


I consent to the use of my report dated March 29, 2002 and financial statements included in the prospectus for PIF/Cornerstone Ministries Investments, Inc. and the reference to me under the heading "Experts" in its registration statement on form SB-2.



    S/T. JACKSON MCDANIEL III, CPA                            June 21, 2002
    --------------------------------
    T. Jackson McDaniel III, CPA


                                       28